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                                  EXHIBIT 2(B)

                                 FORM OF WARRANT

































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                       SERIES _______ WARRANT CERTIFICATE

                         LASERMEDIA COMMUNICATIONS CORP.
                      Series _____ Warrant to Subscribe for
                          _______________ Common Shares

         THIS CERTIFIES that, for value received, ________________________________, (the "WARRANTHOLDER"), is the registered holder of __________ warrants (the "WARRANTS") which entitle the holder, subject to the terms and conditions set forth in this Warrant Certificate, to purchase from Lasermedia Communications Corp. (the "COMPANY") in exchange for each Warrant, one common share of the Company (the "SHARE") at a price of $__________ per Share (the "EXERCISE PRICE") at any time up to 5:00 p.m., Toronto time, on March 31, 2002 the ("TIME OF EXPIRY"). The number of Shares which the Warrantholder is entitled to acquire upon exercise of the Warrantholder's Warrants are subject to adjustment as hereinafter provided.

         1.       EXERCISE OF WARRANTS.

                  (a) ELECTION TO PURCHASE. The rights evidenced by this certificate may be exercised by the Warrantholder in whole or in part and in accordance with the provisions hereof by delivery of a Subscription Form in substantially the form attached hereto as Schedule "A", properly completed and executed for the number of Shares specified in the Subscription Form at the principal office of the Company at 401 Richmond Street West, Suite 123, Toronto, Ontario, M5V 1X3, Attention:
         President or such other address in Canada as may be notified in writing by the Company (the "COMPANY OFFICE"). In the event that the rights evidenced by this certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Warrants so exercised, issue to the Warrantholder a Warrant Certificate, dated as of the date thereof, on identical terms in respect of that number of Shares in respect of which the Warrantholder has not exercised the rights evidenced by this certificate.

                  (b) EXERCISE. The Company shall, on the date it receives a duly executed Subscription Form and the Exercise Price for the number of Shares specified in the executed Subscription Form (the "EXERCISE DATE"), issue that number of Shares specified in executed Subscription Form. The Shares shall be issued as fully paid and non-assessable common shares in the capital of the Company.

                  (c) SHARE CERTIFICATES. As promptly as practicable after the Exercise Date, the Company shall issue and deliver to the Warrantholder, registered in such name or names as the Warrantholder may direct or if no such direction has been given, in the name of the Warrantholder, a certificate or certificates for the number of Shares specified in the Subscription Form. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights




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         of the Warrantholder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

                  (d) FRACTIONAL SHARES. No fractional Shares shall be issued upon exercise of any Warrants and no payments or adjustments shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in the Shares would, except for the provisions of the first sentence of this Section l(d), be deliverable upon the exercise of a Warrant, the Company shall, in lieu of delivering the fractional share therefor' pay to the Warrantholder an amount in cash equal to the Fair Market Value (as hereinafter defined) of such fractional interest.

                  (e)      CORPORATE CHANGES.

                           (i) Subject to paragraph 1(e)(ii) hereof, if the
                  Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, the number of Warrants evidenced by this Certificate shall be adjusted so as to apply to the securities to which the holder of that number of Shares of the Company subject to the unexercised Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "EVENT"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of Shares to which the holder of that number of Shares subject to the unexercised Warrants would have been entitled to by reason of such Event.

                           (ii) If the Company is unable to deliver Shares to
                  the Warrantholder pursuant to the proper exercise of a Warrant, the Company may satisfy such obligations to the Warrantholder hereunder by paying to the Warrantholder in cash the difference between the Exercise Price of all unexercised Warrants granted hereunder and the Fair Market Value of the Shares to which the Warrantholder would be entitled to upon exercise of all unexercised Warrants. Adjustments under this subparagraph (e) or (subject to subparagraph (n)) any determinations as to the fair Market Value of any Shares shall be made by the board of directors of the Company, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Company's auditors, whose determination shall be binding and conclusive.




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                  (f)      SUBDIVISION OR CONSOLIDATION OF SHARES.

                           (i) In the event the Company shall subdivide its
                  outstanding common shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding common shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

                           (ii) Upon each adjustment of the Exercise Price as
                  provided in paragraph 1(f)(i) above, the Warrantholder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (g) CHANGE OR RECLASSIFICATION OF SHARES. In the event the Company shall change or reclassify its outstanding common shares into a different class of securities, the rights evidenced by the Warrants shall be adjusted as follows so as to apply to the successor class of securities:

                           (i) the number of the successor class of securities
                  which the Warrantholder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

                           (ii) the Exercise Price shall be determined by
                  multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of Shares determined in paragraph 1(g)(i) hereof.

                  (h) OFFERING TO SHAREHOLDERS. If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date or if a date of entitlement to receive is otherwise established any such date being hereinafter referred to in this paragraph 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding common shares of the Company entitling them, for a period which shall not expire not more than 45 days after such record date, to subscribe for or purchase common shares of the Company or securities convertible into or exchangeable for common shares of the Company at a price per share or, as the case may be, having a



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         conversion or exchange price per share less than 95% of the Fair Market
         Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction of which the numerator shall be the total number of common shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional common shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by the Fair Market Value, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable), common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

                  (i) CARRY OVER OF ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

                  (j) NOTICE OF ADJUSTMENT. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Company shall give 10 days' prior written notice thereof to the Warrantholder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Warrantholder there shall be transmitted promptly to the Warrantholder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.





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                  (k)      OTHER NOTICES.  In case at any time:

                           (i) the Company shall declare any dividend upon its
                  common shares payable in Shares;

                           (ii) the Company shall offer for subscription pro
                  rata to the holders of its common shares any additional shares of any class or other rights;

                           (iii) there shall be any capital reorganization or
                  reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                           (iv) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Company,

         then, in any one or more of such cases, the Company shall give to the Warrantholder (A) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation, or winding-up, as the case may be.

                  (l) SHARES TO BE RESERVED. The Company will at all times keep available, and reserve if necessary under Canadian laws, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Company may be listed or in respect of which the common shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Shares may be so issued without violation of any applicable law.





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                  (m) ISSUE TAX. The issuance of certificates for Shares upon the exercise of Warrants shall be made without charge to the Warrantholder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

                  (n) FAIR MARKET VALUE. For the purposes of any computation hereunder, the "Fair Market Value" at any date shall be the weighted average sale price per share for the common shares of the Company for 20 consecutive trading days immediately before such date on any exchange upon which the common shares of the Company may be listed or in respect of which the common shares are qualified for unlisted trading privileges, or if the shares in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange or qualified for unlisted trading privileges, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

         2. REPLACEMENT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation upon surrender of this Warrant Certificate), the Company will issued to the Warrantholder a replacement certificate (containing the same terms and conditions as this Warrant Certificate.

         3. EXPIRY DATE. The Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. Toronto time on the Time of Expiry.

         4. INABILITY TO DELIVER SHARES. If for any reason, other than the failure or default of the Warrantholder, the Company is unable to issue and deliver the Shares or other securities as contemplated herein to the Warrantholder upon the proper exercise by the Warrantholder of the right to purchase any of the Shares covered by this Warrant Certificate, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Warrantholder, in case, an amount equal to the difference between the Exercise Price and the Fair Market Value of such Shares or other securities on the Exercise Date.

         5. GOVERNING LAW. The laws of the Province of Ontario and the laws of Canada applicable therein shall govern the Warrants.

         6. SUCCESSORS. This Warrant Certificate shall enure to the benefit of and shall be binding upon the Warrantholder and the Company and their respective successors and assigns.





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         IN WITNESS WHEREOF the Company has caused this warrant Certificate to be signed by its duly authorized officers and its corporate seal affixed hereto.

         DATED as of _______________________, 1997.

                                       LASERMEDIA COMMUNICATIONS
                                       CORP.


                                       Per:
                                           -----------------------------------




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                                   SCHEDULE A

                                SUBSCRIPTION FORM



TO:      LASERMEDIA COMMUNICATIONS CORP. (the "COMPANY")

         The undersigned holder (the "HOLDER") of the attached Warrant hereby subscribes for Common Shares (the "COMMON SHARES") of Lasermedia Communications Corp. (the "COMPANY") (or such number of Common Shares and/or other securities and/or property to which such subscription entitles the Holder in lieu thereof or addition thereto under the provisions of the Warrant) pursuant to the terms of the Warrant at the Exercise Price (as defined in the Warrant) per share on the terms specified in the Warrant and encloses herewith cash or a bank draft, certified cheque or money order payable to the order of the Company in payment therefor.

         The undersigned irrevocably hereby directs that the Common Shares be issued and delivered as follows:

         DATED this       day of            , 199__.



                                   -----------------------------------
                                   (Signature)

                                   -----------------------------------
                                   (Name - please print)

                                   -----------------------------------
                                   (Address)

                                   -----------------------------------
                                   (Social Insurance Number if an individual)





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